THERMON APPOINTS NEW CHIEF OPERATING OFFICER

SAN MARCOS, Texas, April 27, 2015 -- Thermon Group Holdings, Inc. (NYSE:THR) (“Thermon” or the “Company”) today announced that Bruce Thames will join its management team as Executive Vice President and Chief Operating Officer, a new position within the Company. He will be focused on implementing the Company's strategic plans as well as leading key initiatives to drive revenue growth and increase profitability.

"On behalf of the board of directors and the Company, I would like to welcome Bruce to the Thermon family and we welcome the new perspective he will bring to the management team as we prepare for future growth. Bruce has over 25 years of experience serving the international oil and gas industries. We believe that his strong operating background and experience in engineering, product development and market development will be an excellent fit within the Thermon culture," said Rodney Bingham, Chief Executive Officer.

"I am excited for the opportunity to join Thermon and am looking forward to working with and harnessing the experience of the current leadership. I hope to bring new ideas to the table that position Thermon for future innovation and success and to create long-term, sustainable value for Thermon's customers and shareholders," Mr. Thames said.

Mr. Thames graduated from the University of Texas at Austin in 1987 with a B.S. in Mechanical Engineering. Prior to joining Thermon, Mr. Thames was Senior Vice President and Chief Operating Officer of TD Williamson in Tulsa, Oklahoma. TD Williamson manufactures and delivers a portfolio of solutions to the owners and operators of pressurized piping systems for onshore and offshore applications. He joined TD Williamson in 2005 as Vice President, North America. During his tenure at TD Williamson, he also served as Vice President and General Manager, Eastern Hemisphere, during which time he lived in Europe. Mr. Thames began his career with Cooper Industries (Intool), where he spent 12 years in various roles within the product engineering, production and operations groups. Mr. Thames joined GE Energy (Dresser Flow Solutions) and served primarily as the Director of Dresser's Valve Division during his tenure from 2002-2005.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Forward Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (ix) a material disruption at any of our manufacturing facilities; (x)

our dependence on subcontractors and suppliers; (xi) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xii) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xiii) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xiv) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xv) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the Securities and Exchange Commission on May 30, 2014. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Contact:     Sarah Alexander
(512) 396-5801
Investor.Relations@thermon.com